GLOBAL INNOVATIVE PLATFORMS, INC. APPOINTS DAVID R. WELLS AS FRACTIONAL CHIEF FINANCIAL OFFICER

Finance executive with public company and medical technology experience joins to support financial planning and SEC reporting as the Company advances VetBreath Analytics

SANFORD, Fla., October 6, 2026 (GLOBE NEWSWIRE or EIN Presswire) Global Innovative Platforms, Inc. (OTC: GIPL) ("GIPL" or the "Company"), parent of VetBreath Analytics (VBA), today announced that its Board of Directors has appointed David R. Wells as Fractional Chief Financial Officer, effective October 1, 2026. Mr. Wells has also been designated the Company's principal financial officer and principal accounting officer.

Mr. Wells brings more than 30 years of experience in finance, operations and administration, primarily with medical device and technology companies. In his role, he will oversee the Company's accounting and financial reporting functions and support its SEC reporting, financial planning, cash flow planning and financial modeling as the Company continues to develop the VetBreath Dx platform.

"David has served in senior finance roles at public companies and understands what it takes to build disciplined financial reporting at an early stage company," said Andrew Brown, Chief Executive Officer of GIPL. "As we continue to advance VetBreath Analytics, we believe his experience will strengthen our financial infrastructure and support our commitment to transparent reporting to shareholders."

Andrew Brown will continue to serve as Chief Executive Officer and as a member of the Board of Directors.

"I am pleased to join GIPL at this stage of its development," said Mr. Wells. "VetBreath Analytics is pursuing a non-invasive approach to veterinary diagnostics, and I look forward to working with Andrew and the team to support the Company's financial planning and public reporting."

About David R. Wells

Since July 2021, Mr. Wells has been the owner of Atlas Bookkeeping, LLC, through which he provides CFO advisory services to public and private companies. From August 2023 to May 2025, he served as Chief Financial Officer of Envoy Medical, Inc. (Nasdaq: COCH). From June 2021 to September 2022, he served as Chief Financial Officer of GHS Investments, LLC, a private equity fund. Since December 2022, he has served on the Board of Directors of HeartSciences, Inc. (Nasdaq: HSCS). Mr. Wells holds a bachelor's degree in finance and entrepreneurship from Seattle Pacific University and a Master of Business Administration from Pepperdine Graziadio Business School.

Mr. Wells provides his services to the Company through Atlas Bookkeeping, LLC under a Services Agreement dated October 1, 2026. Additional details regarding the appointment and the

Services Agreement are included in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

About Global Innovative Platforms, Inc. and VetBreath Analytics

Global Innovative Platforms, Inc. (OTCID: GIPL) is a publicly traded company whose animal health diagnostics division, VetBreath Analytics, is developing a non-invasive, breath-based diagnostic platform. The platform combines breath capture, gas chromatography, and AI and chemometric modeling to analyze volatile organic compounds, and is initially focused on canine heartworm detection. The technology is in the development and validation stage, and the Company intends to evaluate its potential application to additional diseases and species over time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, expectations regarding the commencement, timing, and continuation of priced quotations of the Company’s common stock, the potential development of a trading market for the Company’s common stock, the Company’s strategic initiatives, development and commercialization of its VetBreath Analytics platform for non-invasive breath-based diagnostics in animal health (with an initial focus on parasite detection such as heartworm in dogs), potential revenue growth, and use of proceeds from any financing activities. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions, or by statements that events or trends “may,” “will,” or “could” occur.

These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to: the early-stage nature of the Company’s technology and limited operating history; dependence on successful further development, testing, and potential regulatory clearance or commercialization of the VetBreath Analytics platform; ability to generate meaningful revenue and achieve profitability; need for additional financing to fund operations and development; the risk that priced quotations of the Company’s common stock may not commence or, if commenced, may not be sustained, and that no active or liquid trading market may develop; competition in the animal health diagnostics market; technological, intellectual property, or execution risks; general economic and market conditions; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release and in the Company's SEC filings. Global Innovative Platforms, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Contact

Roger Hayes, Vice President of Business Development

Global Innovative Platforms, Inc.
roger@giplinc.com